UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cray Inc.

(Name of Registrant as Specified In Its Charter)

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Important Notice Regarding the Availability of Proxy Materials for
Annual Meeting of Shareholders to Be Held on June 9, 2010, for Cray Inc.
This communication presents only an overview of the more complete proxy materials that are available to you via the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/cray. To submit your proxy while visiting this site, you will need the 12-digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available via the Internet. We have chosen to use these procedures for our 2010 Annual Meeting and need YOUR participation.

If you would like to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for the 2010 Annual Meeting, please make this request on or before May 26, 2010.

View Proxy Materials and Annual Report Online at www.proxydocs.com/cray A Convenient Way to View Proxy Materials and VOTE!

Material may be requested by one of the following methods:

INTERNET	TELEPHONE		*E-MAIL
www.investorelections.com/cray	(866) 648-8133		paper@investorelections.com

You must use the 12-digit control number located in the shaded gray box below.		*
If requesting material by e-mail, please send a blank e-mail with the 12-digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

To view the proxy materials online, go to www.proxydocs.com/cray. Have the 12-digit control number available when you access the website and follow the instructions.

ACCOUNT NO.	# SHARES

Cray Inc. Notice of Annual Meeting

Date:	Wednesday, June 9, 2010
Time:	3:00 PM Pacific Time
Place:	901 Fifth Avenue, Fifth Avenue Conference Room, Seattle, WA 98164
The purpose of the Annual Meeting is to take action on the following proposals:
1. To elect eight directors, each to serve a one-year term; and
2. To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
The proxy covers all other business that may properly come before the Annual Meeting and all matters incidental to the Annual Meeting, including all adjournments and postponements of the Annual Meeting.
The Board of Directors recommends that you vote FOR proposals 1 and 2.
Directions are available at www.cray.com under “About Cray – Contact Us.”

Vote in Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the Annual Meeting. Additionally, a shareholder who has submitted a proxy before the Annual Meeting, may revoke that proxy in person at the Annual Meeting.